Exhibit 99.4

REPAY Board of Directors Authorizes Increase to Share Repurchase Program, Up to $75 million

ATLANTA, May 12, 2025 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of integrated payment processing solutions, today announced that its Board of Directors has increased its authorized share repurchase program. The share repurchase program authorizes the Company to now purchase up to $75 million (up from $50 million) of the Company’s Class A common stock. As of the date of this release, there remains approximately $61.2 million in capacity for share repurchases under the increased share repurchase program.

“This upsized buyback authorization reinforces the Board’s confidence in REPAY’s profitable growth and free cash flow generation,” said John Morris, CEO of REPAY. “Our capital allocation priorities remain focused on maintaining a strong balance sheet and investing towards organic and inorganic opportunities to create value for shareholders. This increased authorization enhances our ability to make disciplined capital decisions based on REPAY’s financial position and current market conditions.”

Repurchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of any repurchases depending on market conditions and corporate needs. Open market repurchases are expected to be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.

This program does not obligate the Company to acquire any particular amount of its Class A common stock and the program may be modified, suspended or discontinued at any time at the Company’s discretion.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the share repurchase program, capital allocation initiatives, future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “should,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding REPAY’s growth and free cash flow generation and any share repurchases. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market, the receivables management industry and consumer and commercial spending, including bank failures or other adverse events affecting financial institutions, inflationary pressures, evolving U.S. trade policies, general economic slowdown or recession; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to REPAY’s clients; the ability to retain, develop and hire key personnel; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

Investor Relations for REPAY:

ir@repay.com

Media Relations for REPAY:

Kristen Hoyman

khoyman@repay.com

Source: Repay Holdings Corporation